                                                         EXHIBIT 99.1





INDEPENDENT AUDITORS' REPORT ON
  FINANCIAL STATEMENT SCHEDULE


To the Shareholders of Nooney Realty Trust, Inc.
St. Louis, Missouri:

We have audited the financial statements of Nooney Realty Trust, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, and have issued our report thereon dated January 16, 1998 (March 10, 1998 as to Note 7 and February 9, 1998 and March 1, 1998 as to
Note 8); such financial statements and report are included in your 1997 Annual Report to Shareholders and are incorporated herein by reference. Our audits also included the financial statement schedule of Nooney Realty Trust, Inc., listed in Item 14. This financial statement schedule is the responsibility of the Trust's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP



January 16, 1998
St. Louis, Missouri

NOONEY REALTY TRUST, INC.

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
DECEMBER 31, 1997
-------------------------------------------------------------------------------------------------------------------------

            COLUMN A                          COLUMN B                       COLUMN C                          COLUMN D
            --------                          --------                       --------                          --------
                                                                                                                 COSTS
                                                                                                              CAPITALIZED
                                                                                                             SUBSEQUENT TO
                                                                      INITIAL COST TO TRUST                   ACQUISITION
                                                           -------------------------------------------       ------------
                                                                           BUILDINGS AND                       COSTS OF
          DESCRIPTION                       ENCUMBRANCES       LAND        IMPROVEMENTS       TOTAL          IMPROVEMENTS

Atrium at Alpha Business Center
  Bloomington, Minnesota                    $       --     $  822,526       $ 7,571,190    $ 8,393,716        $  491,790

Applied Communications, Inc.
  Office Building
  Omaha, Nebraska                                           1,257,655         5,143,353      6,401,008           150,000

Franklin Park Distribution Center
  Franklin Park, Illinois                                     488,774         3,812,720      4,301,494           610,694

All properties                               4,740,875
                                            ----------     ----------       -----------    -----------        ----------

      Total                                 $4,740,875     $2,568,955       $16,527,263    $19,096,218        $1,252,484
                                            ==========     ==========       ===========    ===========        ==========



           COLUMN A                                                       COLUMN E
           --------                                                       --------


                                                                     GROSS AMOUNT AT WHICH
                                                                  CARRIED AT CLOSE OF PERIOD
                                                  ----------------------------------------------------------
                                                                         BUILDINGS AND
          DESCRIPTION                                LAND                IMPROVEMENTS               TOTAL

Atrium at Alpha Business Center
  Bloomington, Minnesota                          $  822,526             $ 8,023,153             $ 8,845,679

Applied Communications, Inc.
  Office Building
  Omaha, Nebraska                                  1,257,655               5,293,353               6,551,008

Franklin Park Distribution Center
  Franklin Park, Illinois                            488,774               4,423,415               4,912,189

All properties
                                                  ----------             -----------             -----------

      Total                                       $2,568,955             $17,739,921             $20,308,876
                                                  ==========             ===========             ===========


                                               COLUMN F            COLUMN G         COLUMN H               COLUMN I
                                               --------            --------         --------               --------
                                                                                                         LIFE ON WHICH
                                                                                                          DEPRECIATION
                                                                                                        IN LATEST INCOME
                                             ACCUMULATED            DATE OF           DATE                  STATEMENT
                                            DEPRECIATION          CONSTRUCTION      ACQUIRED               IS COMPUTED

Atrium at Alpha Business Center
  Bloomington, Minnesota                    $(3,137,985)              1981       March 28, 1985              35 years

Applied Communications, Inc.
  Office Building
  Omaha, Nebraska                            (1,872,186)              1984       January 22, 1986            35 years

Franklin Park Distribution Center
  Franklin Park, Illinois                    (1,529,072)              1972       December 16, 1986           35 years
                                            -----------

      Total                                 $(6,539,243)
                                            ===========


                                                                                                 (Continued)


NOONEY REALTY TRUST, INC.

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
------------------------------------------------------------------------------------------------------------------

                                                                                YEAR ENDED DECEMBER 31,
                                                                  ------------------------------------------------
                                                                      1997               1996             1995

(A) Reconciliation of amounts in Column E:

         Balance at beginning of period                           $20,162,786        $20,156,116       $19,950,156

         Add - Cost of improvements                                   182,817             29,569           205,960

         Less - Cost of disposals                                     (36,727)           (22,899)
                                                                  -----------        -----------       -----------

         Balance at end of period                                 $20,308,876        $20,162,786       $20,156,116
                                                                  ===========        ===========       ===========

(B) Reconciliation of amounts in Column F:

         Balance at beginning of period                           $ 5,948,166        $ 5,344,765       $ 4,730,872

         Add - Provision during the period                            627,804            626,300           613,893

         Less - Depreciation on disposals                             (36,727)           (22,899)
                                                                  -----------        -----------       -----------

         Balance at end of period                                 $ 6,539,243        $ 5,948,166       $ 5,344,765
                                                                  ===========        ===========       ===========

(C) The aggregate cost of real estate owned for
    federal income tax purposes                                   $20,308,876        $20,162,786       $20,156,116
                                                                  ===========        ===========       ===========


                                                                                                         (Concluded)

